Exhibit 10.10

Summary of Compensation Payable to Named Executive Officers

Base Salary. The Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Yahoo! Inc. (“Yahoo!”) has approved the 2012 base salaries of Yahoo!’s principal executive officer, principal financial officer, and the other persons named in the Summary Compensation Table of Yahoo!’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011 who are currently employed as executive officers by Yahoo! (together, the “Named Executive Officers”). The following table shows for each of the Named Executive Officers the annual base salary for 2012:

Name and Principal Position	2012 Annual Base Salary ($)
Scott Thompson
Chief Executive Officer	1,000,000
Timothy R. Morse
Executive Vice President and Chief Financial Officer	750,000
Blake Irving
Executive Vice President and Chief Product Officer	755,000
Ross B. Levinsohn
Executive Vice President, Americas	700,000
Michael J. Callahan
Executive Vice President, General Counsel and Secretary	500,000

Bonus. In addition to receiving a base salary, Yahoo!’s Named Executive Officers are also eligible to receive an annual bonus.

Yahoo!’s Named Executive Officer bonuses for 2012 will be determined under Yahoo!’s Executive Incentive Plan. The Named Executive Officers’ respective target bonus opportunities (expressed as a percentage of annual base salary) under the Executive Incentive Plan for 2012 are as follows: Mr. Thompson – 200%, Mr. Morse – 120%, Mr. Irving – 120%, Mr. Levinsohn – 120%, and Mr. Callahan – 90%. The Committee also has the ability to award discretionary bonuses from time to time in circumstances the Committee determines to be appropriate.

Long-Term Incentives. The Named Executive Officers are also eligible to receive equity-based incentives and other awards from time to time at the discretion of the Committee. Equity-based incentives granted by Yahoo! to the Named Executive Officers are reported on Form 4 filings with the Securities and Exchange Commission.